UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2017

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1–6263	36–2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.   Regulation FD Disclosure.

As disclosed in its earnings press release for the Fiscal 2018 second quarter, AAR CORP. (the “Company”) announced a non-cash asset impairment of $54.2 million in its Expeditionary Services segment, which was comprised of $51.6 million included in cost of sales and $2.6 million included in selling, general and administrative (“SG&A”) expenses.  The Company further disclosed adjusted earnings per diluted share (a non-GAAP financial measure) of $0.35, which excludes the $1.01 impact of the impairment charges discussed above.  A reconciliation of this non-GAAP financial measure to the reported earnings per diluted share is included in the Company’s earnings press release filed on a Current Report on Form 8-K dated December 21, 2017.

During the quarterly earnings conference held by the Company on December 21, 2017, the Company was asked what the adjusted earnings per diluted share of $0.35 would be if it were further adjusted to exclude the following items:

•                  The $1.6 million or $0.03 per diluted share impact of the results of the affected business within the Company’s Expeditionary Services segment;

•                  The $1.0 million or $0.02 per diluted share impact of SG&A expenses for legal costs associated with the defense of our INL/A WASS contract; and

•                  The $0.4 million or $0.01 per diluted share impact of deal-related costs during the quarter.

The Company responded that these further adjustments of $0.06 per diluted share, when excluded from the adjusted earnings per diluted share of $0.35, would result in a total of $0.41 per diluted share.

The Company is filing this Form 8-K to clarify its response to questions raised during the earnings conference call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2017

AAR CORP.

	By:	/s/ MICHAEL D. MILLIGAN
	Name:	Michael D. Milligan
	Its:	Vice President, Chief Financial Officer